Exhibit 99.1

ARMADA HOFFLER PROPERTIES, INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

On January 8, 2016, Armada Hoffler Properties, Inc. (the “Company”), through certain subsidiaries of the Company, completed the previously announced sale of Richmond Tower, a 206,969 square foot office building located in Richmond, Virginia, to an unaffiliated third party for $78.0 million in cash.

The accompanying unaudited pro forma consolidated financial statements of the Company have been prepared to reflect the impact of the sale of Richmond Tower on the Company’s historical consolidated financial statements. The unaudited pro forma consolidated balance sheet as of September 30, 2015 is based on the Company’s historical consolidated balance sheet as of the same date and gives effect to the sale of Richmond Tower as if such sale had occurred on September 30, 2015. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2015 and the year ended December 31, 2014 are based on the historical consolidated statements of operations of the Company for the same periods and give effect to the sale of Richmond Tower as if such sale had occurred on January 1, 2014. The Company has based the unaudited pro forma adjustments on available information and assumptions that the Company believes are reasonable.

The accompanying unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of what the Company’s actual financial condition or results of operations would have been had the sale of Richmond Tower been completed on the dates indicated, nor does it purport to be indicative of the Company’s financial condition as of any future date or the Company’s results of operations for any future period.

The accompanying unaudited pro forma consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2015 and the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

ARMADA HOFFLER PROPERTIES, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(In thousands, except par value and share data)

(Unaudited)

	Historical September 30, 2015	Richmond Tower		Pro Forma September 30, 2015
ASSETS
Real estate investments:
Income producing property	$649,029	$(48,899	)(a)	$600,130
Held for development	1,180	—		1,180
Construction in progress	35,407	—		35,407

	685,616	(48,899)		636,717
Accumulated depreciation	(129,996)	8,524	(a)	(121,472)

Net real estate investments	555,620	(40,375)		515,245
Cash and cash equivalents	15,191	77,219	(b)	92,410
Restricted cash	4,243	—		4,243
Accounts receivable, net	22,006	(8,730	)(a)	13,276
Construction receivables, including retentions	48,097	—		48,097
Construction contract costs and estimated earnings in excess of billings	289	—		289
Other assets	48,647	(2,048	)(a)	46,599

Total Assets	$694,093	$26,066		$720,159

LIABILITIES AND EQUITY
Indebtedness	$420,145	$—		$420,145
Accounts payable and accrued liabilities	6,278	(52	)(a)	6,226
Construction payables, including retentions	54,159	—		54,159
Billings in excess of construction contract costs and estimated earnings	2,512	—		2,512
Other liabilities	25,350	(41	)(a)	25,309

Total Liabilities	508,444	(93)		508,351
Stockholders’ equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 26,260,685 shares issued and outstanding	262	—		262
Additional paid-in capital	64,027	—		64,027
Distributions in excess of earnings	(53,225)	16,238	(c)	(36,987)
Accumulated other comprehensive loss	(972)	—		(972)

Total stockholders’ equity	10,092	16,238		26,330
Noncontrolling interests	175,557	9,921	(c)	185,478

Total Equity	185,649	26,159	(c)	211,808

Total Liabilities and Equity	$694,093	$26,066		$720,159

See accompanying notes to unaudited pro forma consolidated financial statements.

ARMADA HOFFLER PROPERTIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share and per unit data)

(Unaudited)

	Historical Nine Months Ended September 30, 2015	Richmond Tower		Pro Forma Nine Months Ended September 30, 2015
Revenues
Rental revenues	$59,401	$(6,430	)(d)	$52,971
General contracting and real estate services revenues	129,959	—		129,959

Total revenues	189,360	(6,430)		182,930

Expenses
Rental expenses	14,256	(882	)(d)	13,374
Real estate taxes	5,672	(514	)(d)	5,158
General contracting and real estate services expenses	125,141	—		125,141
Depreciation and amortization	16,991	(1,401	)(d)	15,590
General and administrative expenses	6,297	(3	)(d)	6,294
Acquisition, development and other pursuit costs	1,050	—		1,050
Impairment charges	23	—		23

Total expenses	169,430	(2,800)		166,630

Operating income	19,930	(3,630)		16,300
Interest expense	(9,922)	—		(9,922)
Loss on extinguishment of debt	(410)	—		(410)
Gain on real estate dispositions	13,407	—		13,407
Other loss	(182)	—		(182)

Income before taxes	22,823	(3,630)		19,193
Income tax provision	(83)	—		(83)

Net income	22,740	(3,630)		19,110
Net income attributable to noncontrolling interests	(8,426)	1,352		(7,074)

Net income attributable to stockholders	$14,314	$(2,278)		$12,036

Net income per share and unit:
Basic and diluted	$0.56			$0.47

Weighted average outstanding:
Common shares	25,532			25,532
Operating partnership units	15,159			15,159

Basic and diluted	40,691			40,691

See accompanying notes to unaudited pro forma consolidated financial statements.

ARMADA HOFFLER PROPERTIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share and per unit data)

(Unaudited)

	Historical Year Ended December 31, 2014	Richmond Tower		Pro Forma Year Ended December 31, 2014
Revenues
Rental revenues	$64,746	$(8,589	)(d)	$56,157
General contracting and real estate services revenues	103,321	—		103,321

Total revenues	168,067	(8,589)		159,478

Expenses
Rental expenses	16,667	(1,096	)(d)	15,571
Real estate taxes	5,743	(685	)(d)	5,058
General contracting and real estate services expenses	98,754	—		98,754
Depreciation and amortization	17,569	(1,840	)(d)	15,729
General and administrative expenses	7,711	(14	)(d)	7,697
Acquisition, development and other pursuit costs	229	—		229
Impairment charges	15	—		15

Total expenses	146,688	(3,635)		143,053

Operating income	21,379	(4,954)		16,425
Interest expense	(10,648)	—		(10,648)
Gain on real estate dispositions	2,211	—	(e)	2,211
Other loss	(113)	—		(113)

Income before taxes	12,829	(4,954)		7,875
Income tax provision	(70)	—		(70)

Net income	12,759	(4,954)		7,805
Net income attributable to noncontrolling interests	(5,068)	1,995		(3,073)

Net income attributable to stockholders	$7,691	$(2,959)		$4,732

Net income per share:
Basic and diluted	$0.37			$0.23

Net income per unit:
Basic and diluted	$0.36			$0.22

Weighted average outstanding:
Common shares	20,946			20,946
Operating partnership units	14,125			14,125

Basic and diluted	35,071			35,071

See accompanying notes to unaudited pro forma consolidated financial statements.

ARMADA HOFFLER PROPERTIES, INC.

Notes to Pro Forma Consolidated Financial Statements

(Unaudited)

(a)	Reflects the elimination of the assets and liabilities directly attributable to Richmond Tower.

(b)	Represents the estimated net cash consideration received by the Company if the sale of Richmond Tower had been completed on September 30, 2015.

(c)	Represents the estimated gain on the sale of Richmond Tower if such sale had been completed on September 30, 2015 and the attribution of such gain to stockholders and noncontrolling interests. The estimated gain on sale was calculated as follows (in thousands):

Sale price	$78,000
Less: property basis as of September 30, 2015	(50,916)
Less: estimated closing costs	(925)

Estimated gain on sale	$26,159

(d)	Reflects the elimination of the revenues and expenses directly attributable to Richmond Tower.

(e)	No estimated gain on the sale of Richmond Tower has been reflected in the pro forma consolidated statement of operations as such gain is nonrecurring in nature.